Exhibit 5.1

May 17, 2024

Orion Group Holdings, Inc.

12000 Aerospace Avenue

Suite 300

Houston, Texas 77034

Ladies and Gentlemen:

We have acted as counsel to Orion Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933, as amended, of an aggregate 1,560,000 additional shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), to be issued under the Orion Group Holdings, Inc. 2022 Long-Term Incentive Plan, as amended by Amendment No. 1 (the “2022 Plan”) and 1,000,000 shares of common stock to be issued under the Orion Group Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the 2022 Plan and the ESPP after the filing of this Registration Statement, are validly authorized shares of Common Stock and, when issued in accordance with the terms described in the 2022 Plan and the ESPP, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

/s/ JONES WALKER LLP

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